UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

901 W. Walnut Hill Lane
Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

(214) 771-9952

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.   Changes in Registrant’s Certifying Accountant.

On May 26, 2022, the Audit Committee of the Board of Directors of RumbleOn, Inc. (the “Company”) re-engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm (“Independent Accountant”), effective May 26, 2022.

Grant Thornton previously served as the Company’s Independent Accountant from November 19, 2019 to June 29, 2021 (the “Prior Engagement Period”). During the Prior Engagement Period, Grant Thornton audited the Company’s financial statements as of and for the years ended December 31, 2020 and December 31, 2019. Grant Thornton’s report on the Company’s financial statements as of and for the year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. Grant Thornton’s report on the Company’s financial statements as of and for the year ended December 31, 2019 included an explanatory paragraph regarding the Company’s ability to continue as a going concern, but otherwise did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

Also, in connection with Grant Thornton’s audit of the Company’s financial statements as of and for the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through June 29, 2021, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

Except as described in the two immediately preceding paragraphs soley in connection with Grant Thornton’s serving as the Company’s Independent Accountant during the Prior Engagement Period, during the years ended December 31, 2021 and December 31, 2020, and through the subsequent interim period as of May 25, 2022, neither the Company, nor any party on its behalf, consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written reports or oral advice were provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Also, on May 24, 2022, following discussions with the Audit Committee of the Company’s Board of Directors, the Company and Dixon Hughes Goodman LLP (“Dixon Hughes”) agreed that Dixon Hughes would not stand for reappointment as the Company’s Independent Accountant. Dixon Hughes was engaged as the Company’s Independent Accountant from June 29, 2021 to May 24, 2022 and audited the Company’s financial statements as of and for the year ended December 31, 2021. Dixon Hughes’ report on the Company’s financial statements as of and for the year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2021 and 2020 and the subsequent interim period through May 24, 2022, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Dixon Hughes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dixon Hughes, would have caused Dixon Hughes to make a reference to the subject matter thereof in connection with its report on the Company’s financial statements for the year ended December 31, 2021 and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that Dixon Hughes issued an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 and the Company disclosed material weaknesses in its internal control over financial reporting in its Annual Report on Form 10-K for the year ended December 31, 2021.

The Company provided Dixon Hughes a copy of this Form 8-K and requested that Dixon Hughes provide the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter is attached as Exhibit 16.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Dixon Hughes Goodman LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: May 27, 2022	By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer

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